UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2014

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 25, 2014, Exelixis, Inc. (the “Company”) announced that the Independent Data Monitoring Committee (“IDMC”) notified the Company on March 25, 2014 that a planned interim analysis of the COMET-1 phase 3 pivotal trial has been completed, and that the IDMC recommended the trial proceed to its final analysis. The Company continues to anticipate top-line data from COMET-1 in 2014.

Forward-Looking Statements

The statement in this Current Report on Form 8-K regarding the expected timing for top-line data from the COMET-1 phase 3 pivotal trial is a forward-looking statement. Forward-looking statements involve risks and uncertainties. These forward-looking statements are based upon the Company’s’ current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the availability of data at the expected times; risks related to the potential failure of cabozantinib to demonstrate safety and efficacy in clinical testing; the uncertain timing and level of expenses associated with the development of cabozantinib; the Company’s ability to conduct clinical trials of cabozantinib sufficient to achieve a positive completion; risks and uncertainties related to the Company’s compliance with applicable regulatory requirements, including healthcare fraud and abuse laws and post-marketing requirements; the Company’s dependence on third-party vendors; the sufficiency of the Company’s capital and other resources; market competition; and changes in economic and business conditions. These and other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the fiscal year ended December 27, 2013, filed with the Securities and Exchange Commission (“SEC”) on February 20, 2014, and in the Company’s other filings with the SEC. The Company expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: March 26, 2014	/s/ JAMES B. BUCHER
James B. Bucher Vice President, Corporate Legal Affairs and Secretary